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                                                                     Exhibit 5.1

                         [Hogan & Hartson Letterhead]


                                October 18, 1999


Board of Directors
McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, IA 52406-3177

Ladies and Gentlemen:

          We are acting as special counsel to McLeodUSA Incorporated, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to 1,100,000 shares of the Company's Class A common stock, par value $.01 per share, all of which shares (the "Shares") are issuable upon the exercise of options granted under the McLeodUSA Incorporated Second Amended and Restated Directors Stock Option Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 18, 1999 (the "Amended and Restated Certificate"), the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 18, 1999 (the "Certificate of Amendment"), the Certificate of Change of Registered Agent and Registered Office of the Company, as certified by the Secretary of State of the State of Delaware on October 18, 1999 (the "Certificate of
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October 18, 1999
Page 2

               Change of Registered Agent"), and the Certificates of Designation for the Company's Series A preferred stock, $.01 par value per share, Series B preferred stock, $.01 par value per share, and Series C preferred stock, $.01 par value per share, as certified by the Secretary of State of the State of Delaware on October 18, 1999 (together with the Amended and Restated Certificate, the Certificate of Amendment and the Certificate of Change of Registered Agent, the "Certificate of Incorporation"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect .

          4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

          5. Resolutions of the Board of Directors of the Company adopted at a meeting held on March 25, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance of the Shares.

          6. Resolutions of the stockholders of the Company adopted at a meeting held on June 2, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance of the Shares.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of
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October 18, 1999
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Directors or a committee of the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                  Very truly yours,

                                  /s/ Hogan & Hartson

                                  HOGAN & HARTSON L.L.P.